UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
____________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  May 20, 2016
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FINJAN HOLDINGS, INC.
(Exact name of registrant as specified in its charter)
 ____________________

Delaware	000-33304	20-4075963
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

	2000 University Avenue, Suite 600, East Palo Alto, CA	94303
	(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 650-282-3228

(Former name or former address, if changed since last report)
____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On May 23, 2016, Finjan, Inc., a wholly-owned subsidiary of Finjan Holdings, Inc. (collectively, “Finjan” or the “Company”), announced that Finjan and Proofpoint, Inc. (“Proofpoint”) had agreed to a license to the Finjan global patent portfolio, in principle. The binding term sheet (the “Term Sheet”) was entered into on May 20, 2016, but the case dismissal between Finjan and Proofpoint is pending a final definitive licensing and settlement agreement (the “Definitive Agreement”). The terms of the Term Sheet provide for Finjan to dismiss the suit against Proofpoint, Inc. and Armorize Technologies with prejudice upon execution of the Definitive Agreement with full releases by the parties. Further the terms of the Term Sheet provide that Proofpoint will pay Finjan $10.9 million cash, in license fees, as follows: (A) $4.3 million within three (3) business days of execution of the Definitive Agreement, (B) $3.3 million on or before January 4, 2017, and (C) $3.3 million on or before January 3, 2018.

The foregoing description of the terms of the Term Sheet is qualified in its entirety by reference to the full text of the Definitive Agreement which the Company intends to file with the Securities and Exchange Commission following its execution. Finjan may also seek to obtain confidential treatment of certain terms and provisions of the Definitive Agreement in connection with the filing of such agreement, in accordance with the procedures of the Securities and Exchange Commission.

A copy of the press release issued by the Company on May 23, 2016 is attached hereto as Exhibit 99.1 and is incorporated herein by reference. The information in the press release shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, unless the Company specifically states that the information is to be considered “filed” under the Exchange Act or incorporates it by reference into a filing under the Securities Act of 1933, as amended, or the Exchange Act.

Cautionary Statement Regarding Forward-Looking Information

This Report contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which reflect our current view of future events and financial performance. Words such as “expect” and similar expressions identify forward-looking statements, which include, but are not limited to, statements regarding the potential success of pending litigation. Forward-looking statements are based only on the Company’s current assumptions and views of future events and financial performance. They are subject to known and unknown risks and uncertainties, many of which are outside of the Company’s control, which may cause the Company’s actual results to be materially different from planned or expected results. Those risks and uncertainties include, but are not limited to, the terms of a definitive settlement agreement with Proofpoint, Inc. There can be no assurances that the Company will achieve expected results, and actual results may be materially less than expectations. While we believe that our assumptions are reasonable, we caution that it is impossible to predict the degree to which any such factors could cause actual results to differ materially from predicted results. Please refer to the Company’s most recent Form 10-K and subsequent filings for a further discussion of risks and uncertainties. Investors should take such risks into account and should not rely on forward-looking statements when making investment decisions. We intend the forward-looking statements in this Report to speak only as of the date of this Report and do not undertake to update these forward-looking statements as more information becomes available

Item 9.01.  Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Description
99.1	Press Release, dated May 23, 2016, entitled “Finjan and Proofpoint Agree to Settle Patent Dispute – Case Dismissal Pending Definitive License and Settlement Agreement.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FINJAN HOLDINGS, INC.

Date: May 23, 2016	By:	/s/ Philip Hartstein
Philip Hartstein
President & Chief Executive Officer